Exhibit 99.1

JMP GROUP EVALUATING RESTRUCTURING TRANSACTION
TO BECOME PUBLICLY TRADED PARTNERSHIP

SAN FRANCISCO, July 29, 2014 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, announced today that its board of directors has instructed its management to finalize its due diligence regarding the potential consummation of a transaction whereby JMP Group, or “JMP,” would enter into a series of related and concurrent internal transactions to convert its corporate form into a limited liability company that would be taxed as a partnership, and not as a corporation, for U.S. federal income tax purposes. The proposed restructuring transaction would allow JMP to operate in a more tax efficient manner compared to its current structure. If the restructuring were to occur, it would be expected that JMP would be able execute its current business strategy in a manner that would minimize entity-level taxation on its net investment income.

Under such a restructuring plan, JMP would enter into an agreement and plan of merger with a newly formed, wholly owned limited liability company subsidiary, JMP Group LLC, and a newly formed Delaware corporation and indirect wholly owned subsidiary, JMP Merger Corp. Subject to final approval of the board of directors and stockholder approval, JMP would be merged with and into JMP Merger Corp., with JMP Group Inc. continuing as the surviving entity as a direct wholly owned subsidiary of JMP Group LLC (the “Reorganization Transaction”).

Following the Reorganization Transaction, JMP Group LLC would hold, through its subsidiaries, including JMP, the assets currently held by JMP. The Reorganization Transaction would have the effect of converting JMP’s top-level form of organization from a corporation to a limited liability company, with such conversion treated as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC for federal and state income tax purposes.

“We are very excited about the prospects for consummating this transaction, which would result in a more tax-efficient structure that will maximize distributable investment income to JMP shareholders,” said Chairman and Chief Executive Officer Joe Jolson. “Since inception, JMP has invested its capital in its proprietary fund strategies as well as opportunistically in new business ventures. As such, this new corporate structure would be well aligned with how the firm has historically operated. Further, our dividend payout ratio could increase materially, depending on the mix of earnings between our operating platforms that would remain fully taxed corporations and our net investment earnings at the publicly traded partnership that will be mostly passed through to shareholders. Based on our current business mix adjusted for the restructuring transaction, we believe that the dividend payout ratio could increase to a range of 50% to 70% of operating earnings from the most recent 30% to 35% targeted level. If our board of directors gives its final approval upon the completion of our due diligence, we hope to move as rapidly as is practical to execute the Reorganization Transaction, with a targeted consummation date of January 1, 2015, to correspond with the taxable year.”

Stockholder Implications

Because we expect that the Reorganization Transaction will be treated as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC for federal and state income tax purposes, we do not expect that JMP stockholders will recognize any taxable gain or loss upon the consummation of the Reorganization Transaction. In addition, we expect that JMP stockholders will receive a carryover tax basis in the shares of JMP Group LLC received in the one-for-one exchange for shares of JMP Group Inc. and that the capital gains holding period will also carry over.

In the registration statement and proxy materials that JMP will file in connection with the Reorganization Transaction, if approved by the board of directors, stockholders will be urged to consult their tax advisor regarding the tax consequences that the Reorganization Transaction will have on them.

It is JMP’s intent that the operations and assets of the new parent company will remain the same as those that exist at JMP prior to any Reorganization Transaction. It is expected that the new parent company, JMP Group LLC, will be listed on the New York Stock Exchange, exactly as JMP is currently listed. However, after a Reorganization Transaction, JMP Group LLC is expected to be treated as a partnership for purposes of federal and state income taxes and, as a result, it will provide its stockholders with an annual Schedule K-1 (IRS Form 1065).

IMPORTANT ADDITIONAL INFORMATION MAY BE FILED WITH THE SEC

This communication is not a solicitation of a proxy from any security holder of JMP. Subject to final approval by the board of directors, the merger will be submitted to JMP’s stockholders for their consideration; and, in connection with such consideration, JMP and JMP Group LLC expect to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement/prospectus to be used to solicit JMP stockholder approval of the merger, as well as other relevant documents concerning the proposed merger, as part of a registration statement related to common shares of JMP Group LLC. Security holders are urged to read the proxy statement/prospectus, registration statement and any other relevant documents when they become available, because they will contain important information about JMP, JMP Group LLC and the merger, including its terms and anticipated effects and risks to be considered by JMP’s stockholders in connection with the merger. The proxy statement/prospectus and other documents relating to the merger, when available, may be obtained free of charge from the SEC’s website, at http://www.sec.gov. The documents, when available, may also be obtained free of charge from JMP on its website, at http://www.jmpg.com, or upon written request to JMP Group Inc., Attention: Investor Relations, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, or by calling (415) 835-8900. Information appearing on JMP’s website does not constitute a part of this press release.

PARTICIPANTS IN THE SOLICITATION

JMP and its officers and directors may be deemed to be participants in the solicitation of proxies from JMP stockholders with respect to the merger. A description of any interests that JMP’s officers and directors may have in the merger will be available in the proxy statement/prospectus when it becomes available. Information concerning JMP’s directors and executive officers is set forth in JMP’s proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 29, 2014, and its Annual Report on Form 10-K, which was filed with the SEC on March 13, 2014. These documents are available free of charge at the SEC’s website, at http://www.sec.gov, or by going to the investor relations page on JMP’s website, at http://www.jmpg.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the merger, the target date for completing the merger, future potential financial and operating effects and potential benefits of the merger, financial condition, results of operations and business and any other statements about JMP or JMP Group LLC managements’ future expectations, beliefs, goals, plans or prospects constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to our management. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “could,” “will likely result,” “if,” “in the event,” “may,” “might,” “should,” “shall,” “will,” “believe,” “expect,” “anticipate,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “goal,” “objective,” “continue,” or the negatives of these terms and other similar expressions, we intend to identify forward-looking statements. These forward-looking statements include information about possible or assumed future tax benefits, results of our business, financial condition, liquidity, results of operations, plans, strategy and objectives. The statements we make regarding the following subject matters are forward-looking by their nature:

■	entering into or consummating the merger or the Reorganization Transaction;
■	the board of directors’ final approval of the Reorganization Transaction;
■	the stockholders’ approval of the merger;
■	the anticipated benefits of the Reorganization Transaction;
■	the timing of the Reorganization Transaction;
■	the tax treatment of the Reorganization Transaction;
■	the ability to increase our dividend payout ratio; and
■	the ability to list the new parent company on the NYSE.

These forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the following:

■	the potential impact of the announcement of the merger or consummation of the merger, including the potential impact to the value of JMP’s common stock;
■	changes in JMP’s cash or liquidity requirements;
■	changes in tax laws and policies; and
■	economic conditions, including volatility and disruption of the capital and credit markets.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. We undertake no duty to update any of these forward-looking statements after the date hereof to conform prior statements to actual results or revised expectations unless otherwise required by law.

PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet of JMP Group Inc. is presented as if the proposed Reorganization Transaction had occurred on June 30, 2014. The presentation of unaudited pro forma non-GAAP operating net income and pro forma GAAP net income are presented as if the Reorganization Transaction had occurred on January 1, 2013. The notes to presentation of the unaudited non-GAAP operating net income and GAAP pro forma net income describe the pro forma amounts and adjustments presented below.

The unaudited pro forma condensed consolidated balance sheet, the unaudited pro forma non-GAAP operating net income, and the unaudited pro forma GAAP net income are not necessarily indicative of the actual financial measures that would result from the Reorganization Transaction. The unaudited pro forma condensed consolidated balance sheet, the unaudited pro forma non-GAAP operating net income, and the unaudited pro forma GAAP net income do not give effect to non-recurring transaction costs or realization of taxable gains and losses related to the asset transfers in connection with the Reorganization Transaction, the potential impact of current financial conditions, market conditions, regulatory matters or any anticipated approvals associated with the transactions.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

($ in thousands)

	June 30, 2014
		Reorganization
	Historical	Transaction		Pro Forma(1)

Assets
Deferred tax assets	$8,959	$(2,324	)(2)	$6,635
All other assets	1,240,149	-		1,240,149
Total assets	$1,249,108	$(2,324)		$1,246,784

Liabilities and Stockholders' Equity

Liabilities
Deferred tax liability	$4,295	$(1,991	)(2)	$2,304
All other liabilities	1,003,152	-		1,003,152
Total liabilities	1,007,447	(1,991)		1,005,456

Stockholders' Equity
Total equity	241,661	(333)		241,328
Total liabilities and stockholders' equity	$1,249,108	$(2,324)		$1,246,784

(1)	The pro forma condensed consolidated balance sheet does not include the impact of transaction costs or the realization of tax gains or losses related to the Reorganization Transaction.

(2)	Deferred tax balances have been revised to reflect investment assets transferred out of a corporate tax solution as of June 30, 2014, as part of the contemplated Reorganization Transaction.

Non-GAAP Unaudited Pro Forma Operating Net Income

(in thousands, except per share amounts)

	Year Ended December 31, 2013
		Reorganization
	Historical	Transaction		Pro Forma

Operating income before taxes	$21,835	$(750	)(2)	$21,085
Income tax expense assumed	8,296	5,642	(3)	2,654
Operating net income (1)	$13,539	4,892		$18,431

Operating net income per share:
Basic	$0.61			$0.83
Diluted	$0.60			$0.81

Weighted average shares outstanding:
Basic	22,158			22,158
Diluted	22,650			22,650

	Six Months Ended June 30, 2014
		Reorganization
	Historical	Transaction		Pro Forma

Operating income before taxes	$13,566	$(375	)(2)	$13,191
Income tax expense assumed	5,154	2,886	(3)	2,268
Operating net income (1)	$8,412	2,511		$10,923

Operating net income per share:
Basic	$0.39			$0.50
Diluted	$0.37			$0.48

Weighted average shares outstanding:
Basic	21,766			21,766
Diluted	22,778			22,778

(1)

Pro forma non-GAAP operating net income does not include the impact of transaction costs or realization of taxable gains and losses related to the asset transfers in connection with the Reorganization Transaction.

(2)	Consists of estimated costs for administration and compliance related to annual production of IRS Schedules K-1.

(3)	Estimated tax benefit to reflect the Reorganization Transaction, with JMP Group’s top-level form of organization converted from a corporation to a limited liability company as of January 1, 2013.

GAAP Unaudited Pro Forma Net Income

( in thousands, except per share amounts)

	Year Ended December 31, 2013
		Reorganization
	Historical	Transaction		Pro Forma

Income before income tax expense	$17,551	$(750	)(2)	$16,801
Income tax expense	3,950	(1,209	)(3)	5,159
Net income	13,601	(1,959)		11,642
Less: Net income attributable to noncontrolling interests	9,973	-		9,973
Net income attributable to JMP Group Inc. (1)	$3,628	$(1,959)		$1,669

Net income attributable to JMP Group Inc. per share
Basic	$0.16			$0.08
Diluted	$0.16			$0.07

Weighted average shares outstanding:
Basic	22,158			22,158
Diluted	23,317			23,317

	Six Months Ended June 30, 2014
		Reorganization
	Historical	Transaction		Pro Forma

Income before income tax expense	$12,129	$(375	)(2)	$11,754
Income tax expense	4,146	2,469	(3)	1,677
Net income	7,983	2,094		10,077
Less: Net income attributable to noncontrolling interests	790	-		790
Net income attributable to JMP Group Inc. (1)	$7,193	$2,094		$9,287

Net income attributable to JMP Group Inc. per share
Basic	$0.33			$0.43
Diluted	$0.30			$0.39

Weighted average shares outstanding:
Basic	21,766			21,766
Diluted	23,640			23,640

(1)

Pro forma net income attributable to JMP Group Inc. does not include the impact of transaction costs or realization of taxable gains and losses related to the asset transfers in connection with the Reorganization Transaction.

(2)	Consists of estimated costs for administration and compliance related to annual production of IRS Schedules K-1.

(3)	Estimated tax benefit to reflect the Reorganization Transaction, with JMP Group’s top-level form of organization converted from a corporation to a limited liability company as of January 1, 2013.

Non-GAAP Financial Measures

In addition to the GAAP pro forma financial information presented in this press release, JMP has also presented non-GAAP pro forma financial information. The non-GAAP pro forma financial information is provided to enhance investors’ overall understanding of JMP’s financial performance after giving effect to the potential Reorganization Transaction. Furthermore, company management believes that this presentation enables more meaningful comparison of JMP’s financial performance across various periods. However, the non-GAAP pro forma financial information presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP pro forma financial information presented is that the adjustments concern gains, losses or expenses that JMP generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to stock-based awards and deferred compensation, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken with regard to other CLOs, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

■	the grant of RSUs and stock options subsequent to the company’s IPO;

■

net deferred compensation, which consists of (a) deferred compensation awarded at year-end 2012 and reflected in operating net income for 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) compensation awarded at year-end 2013 and deferred into 2014 and 2015;

■

the non-cash, net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods for periods ending on or before June 30, 2013;

■	the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;

■	unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit;

■	unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and

■	a combined federal, state and local income tax rate of 38%.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Reconciliations of JMP Group’s GAAP net income and pro forma net income to non-GAAP operating net income and pro forma operating net income for the year ended December 31, 2013, and for the six months ended June 30, 2014, are set forth below.

	Year Ended December 31, 2013			Six Months Ended June 30, 2014
	Reorganization			Reorganization
(in thousands, except per share amounts)	Historical	Transaction	Pro Forma	Historical	Transaction	Pro Forma

Income before income tax expense	$17,551	$(750)	$16,801	$12,129	$(375)	$11,754
Income tax expense	3,950	(1,209)	5,159	4,146	2,469	1,677
Net income	13,601	(1,959)	11,642	7,983	2,094	10,077
Less: Net income attributable to noncontrolling interests	9,973	-	9,973	790	-	790
Net income attributable to JMP Group Inc.	3,628	(1,959)	1,669	7,193	2,094	9,287

Add back:
Income tax expense	3,950	1,209	5,159	4,146	(2,469)	1,677
Income before taxes	7,578	-	6,828	11,339	-	10,964

Add back/(subtract):
Compensation expense – stock options	920	-	920	899	-	899
Compensation expense – post-IPO RSUs	2,823	-	2,823	1,789	-	1,789
Compensation expense – deferred compensation	(6,170)	-	(6,170)	(1,488)	-	(1,488)
Net amortization of liquidity discounts – JMP Credit Advisors CLO I	14,979	-	14,979	-	-	-
General loan loss provision – collateralized loan obligations	1,241	-	1,241	925	-	925
IPO-related expense – Harvest Capital Credit	450	-	450	-	-	-
Unrealized mark-to-market (gain) – Harvest Capital Credit	(162)	-	(162)	-	-	-
Realization of mark-to-market gain – Harvest Capital Credit	772	-	772	-	-	-
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	(596)	-	(596)	102	-	102
Operating income before taxes	21,835	-	21,085	13,566	-	13,191

Income tax expense assumed	8,296	5,642	2,654	5,154	2,886	2,268
Operating net income	$13,539	$5,642	$18,431	$8,412	$2,886	$10,923

Operating net income per share:
Basic	$0.61		$0.83	$0.39		$0.50
Diluted	$0.60		$0.81	$0.37		$0.48

Weighted average shares outstanding:
Basic	22,158		22,158	21,766		21,766
Diluted	22,650		22,650	22,778		22,778

About JMP Group

JMP Group Inc. is an investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

Investor Relations Contact	Media Relations Contact
JMP Group Inc.	Dukas Public Relations

Andrew Palmer	Seth Linden
(415) 835-8978	(212) 704-7385
apalmer@jmpg.com	seth@dukaspr.com

Zach Leibowitz
(212) 704-7385
zach@dukaspr.com